UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2016 (November 29, 2016)

ACCELERIZE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch St., Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 548-2253

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On November 29, 2016, Accelerize Inc. (the “Company”) entered into a settlement agreement and release (the “Settlement Agreement”) with Jeff McCollum (“McCollum”) to settle pending litigation between the Company and McCollum in the Superior Court of the State of California related to McCollum’s termination as an executive officer of the Company on September 8, 2014.

Also on November 29, 2016, the Company entered into (i) an amendment (the “Amendment”) of its loan and security agreement dated May 5, 2016 (the “Loan Agreement”) with SaaS Capital Funding II, LLC (the “Lender”) and (ii) an amendment (the “Agility Amendment”) of its loan agreement dated March 11, 2016 (the “Agility Loan Agreement”) with Agility Capital II, LLC (“Agility”). The Amendment permits the Company to use future Loan Agreement advances from time to time of up to $2,200,000 for payment of the settlement amount due to McCollum, and contains other amendments to the Loan Agreement necessary to permit the Company to enter into the Settlement Agreement. The Company shall pay an amendment fee to the Lender of $10,000 per month commencing December 15, 2016, and continuing each month thereafter until November 15, 2017. As of November 29, 2016, the Company owed $6,900,000 under the Loan Agreement. The Agility Amendment extends the maturity date of the Agility Loan Agreement from March 31, 2017 to December 31, 2017 and contains other amendments to the Agility Loan Agreement necessary to permit the Company to enter into the Settlement Agreement. A $100,000 loan modification fee will be added to the outstanding balance owing to Agility. As of November 29, 2016, after giving effect to the foregoing, the Company owed $600,000 under the Agility Loan Agreement.

In connection with the Amendment, the Company issued to SaaS Capital Partners II, LP, an affiliate of the Lender, a warrant (the “Warrant”) to purchase up to 200,000 shares of the Company's common stock at an exercise price of $0.36 per share subject to certain adjustments for dividends, splits or reclassifications. The Warrant is exercisable until the earlier of (i) November 29, 2026, or (ii) 5 years from the date the Company’s equity securities are first listed for trading on NASDAQ. In connection with the Agility Amendment, the Company issued to Agility a warrant (the “Agility Warrant”) to purchase up to 187,500 shares of the Company's common stock at an exercise price of $0.40 per share subject to certain adjustments for dividends, splits or reclassifications. The Agility Warrant is exercisable until November 29, 2021. Each of the Warrant and the Agility Warrant was issued under the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The Settlement Agreement provides that McCollum will surrender to the Company a stock certificate representing 1,890,000 shares of the Company’s Common Stock owned by him (the “Shares”) and for dismissal with prejudice of the cross-complaint and action against the Company brought by McCollum (together, the “Conditions Precedent”). Upon satisfaction of the Conditions Precedent, the Company will pay to McCollum a total of $2,700,000 (the “Settlement Amount”). $1,000,000 of the Settlement Amount, of which the Company’s insurance carrier will contribute $500,000, will be paid within 30 days of McCollum satisfying the Conditions Precedent, but not prior to January 2, 2017. The remaining $1,700,000 of the Settlement Amount will be paid in 48 equal monthly installments (the “Installment Payments”) starting on the later of July 1, 2017, or the date of satisfaction of the Conditions Precedent. In addition, the Settlement Agreement includes a stipulated judgment which will not be filed or executed upon unless the Company defaults on the Installment Payments and fails to cure its default and which will be destroyed and be of no force and effect upon satisfaction of the Installment Payments. McCollum was granted a subordinated security interest in Company assets in the event the Company files or has filed against it a voluntary or involuntary bankruptcy petition. The Settlement Agreement also includes an acceleration clause in the event of a change of control of the Company and other customary releases and covenants.

The descriptions of the Settlement Agreement, Amendment, Warrant, Agility Amendment and Agility Warrant are not complete and are subject to and qualified in their entirety by reference to the Settlement Agreement, Amendment, Warrant, Agility Amendment and Agility Warrant, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 10.3 and 4.2 respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the Loan Agreement is not complete and is subject to and qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 5, 2016, and is incorporated herein by reference. The description of the Agility Loan Agreement is not complete and is subject to and qualified in its entirety by reference to the Agility Loan Agreement, a copy of which is filed as Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed on March 17, 2016, and is incorporated herein by reference.

The Company previously cancelled McCollum’s options to purchase up to 6,600,000 shares of the Company’s common stock at exercise prices of $0.15 or $0.31 per share. The Company intends to cancel the 1,890,000 Shares and thereafter the Company’s issued and outstanding common stock will decrease by approximately 3%.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

4.1	Form of Warrant to Purchase Stock issued November 29, 2016 to SaaS Capital Partners II, LP.

4.2	Form of Warrant to Purchase Stock issued November 29, 2016 to Agility Capital II, LLC.

10.1	Confidential Settlement Agreement and Release, dated November 29, 2016, between Accelerize Inc. and Jeff McCollum.

10.2	First Amendment to Loan and Security Agreement, dated November 29, 2016, between Accelerize Inc. and SaaS Capital Funding II, LLC.

10.3	First Amendment to Loan Agreement, dated November 29, 2016, between Accelerize Inc. and Agility Capital II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE INC.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: November 30, 2016